SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

CHECK IF AN APPLICATION

TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2)

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

44-0201230

(I.R.S. Employer Identification No.)

1010 Grand Boulevard, Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Anthony Hawkins, Vice President

1010 Grand Boulevard

Kansas City, Missouri 64106

(Name, Address and Telephone Number of agent for service)

ENTERTAINMENT PROPERTIES TRUST

(Exact name of obligor as specified in its charter)

(See attached table of Additional Obligors)

Maryland	43-1790877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200 Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

7.750% Senior Notes due 2020

(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

Exact Name of Additional Obligor (1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
30 West Pershing, LLC	Missouri	41-2039368
EPT DownREIT II, Inc.	Missouri	43-1818086
EPT Huntsville, Inc.	Delaware	20-5717893
Megaplex Four, Inc.	Missouri	43-1922877
WestCol Center, LLC	Delaware	43-1928793
EPT Melbourne, Inc.	Missouri	20-1341980
Crotched Mountain Properties, LLC	New Hampshire	27-2809246
Education Capital Solutions, LLC	Delaware	35-2296092
EPR Hialeah, Inc.	Missouri	30-0197409
EPT 909, Inc.	Delaware	27-2523665
EPT Crotched Mountain, Inc.	Missouri	86-1150060
EPT Kalamazoo, Inc.	Missouri	74-3139121
EPT Mad River, Inc.	Missouri	86-1150058
EPT Mount Attitash, Inc.	Delaware	20-8802995
EPT Mount Snow, Inc.	Delaware	20-8803058
EPT Nineteen, Inc.	Delaware	27-1455380
EPT Ski Properties, Inc.	Delaware	26-1336192
EPT Waterparks, Inc.	Delaware	20-8267442
Megaplex Nine, Inc.	Missouri	43-1912698

(1)	The address for each Additional Obligor is 909 Walnut, Suite 200, Kansas City, Missouri 64106. The Primary Standard Industrial Classification Code for each Additional Obligor is 6798.

SENIOR DEBT SECURITIES

Item 1.	General Information

(a)	Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

The Comptroller of the Currency

Mid-Western District

2345 Grand Avenue, Suite 700

Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City

Federal Reserve P.O. Station

Kansas City, Missouri 64198

Supervising Examiner

Federal Deposit Insurance Corporation

720 Olive Street, Suite 2909

St. Louis, Missouri 63101

(b)	The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with obligor.

The Obligor is not affiliated with the Trustee.

Item 3.	Voting securities of the Trustee.

NOT APPLICABLE.

Item 4.	Trusteeships under other indentures.

NOT APPLICABLE

Item 5.	Interlocking directorates and similar relationships with the obligor or underwriters.

NOT APPLICABLE

Item 6.	Voting securities of the trustee owned by the obligor or its officials.

NOT APPLICABLE

Item 7.	Voting securities of the trustee owned by underwriters or their officials.

NOT APPLICABLE

Item 8.	Securities of the obligor owned or held by the trustee.

NOT APPLICABLE

Item 9.	Securities of the underwriters owned or held by the trustee.

NOT APPLICABLE

Item 10.	Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

NOT APPLICABLE

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

NOT APPLICABLE

Item 12.	Indebtedness of the Obligor to the Trustee.

NOT APPLICABLE

Item 13.	Defaults of the Obligor.

NOT APPLICABLE

Item 14.	Affiliations with the Underwriters.

NOT APPLICABLE

Item 15.	Foreign Trustee.

NOT APPLICABLE

Item 16.	List of Exhibits

Listed below are all exhibits as a part of this Statement of eligibility and qualification.

1.	Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.	Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	N/A

6.	Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Consolidated Report of Condition of the Trustee as of December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the 13th day of May, 2011.

UMB BANK, NATIONAL ASSOCIATION

By:	/s/ Mark B. Flannagan
Mark B. Flannagan , Senior Vice President

EXHIBIT 7

Consolidated Report of Condition of the Trustee as of December 31, 2011.

Schedule RC – Balance Sheet

		Dollar Amounts in Thousands		Bil	Mil	Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A)
	a.	Noninterest-bearing balances and currency and coin [1]	RCON0081	756,802			1.a
	b.	Interest-bearing balances [2]	RCON0071	757,405			1.b
2.	Securities
	a.	Held-to-maturity securities from (Schedule RC-B, column A)	RCON1754	51,784			2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)	RCON1773	4,570,505			2.b
3.	Federal funds sold and securities purchased under agreements to resell
	a.	Federal funds sold	RCONB987	244,048			3.a
	b.	Securities purchased under agreements to resell [3]	RCONB989	230,946			3.b
4.	Loans and lease financing receivables (from Schedule RC-C)
	a.	Loans and leases held for sale	RCON5369	14,413			4.a
	b.	Loans and leases, net of unearned income	RCONB528	3,710,245			4.b
	c.	LESS Allowance for loan and lease losses	RCON3123	63,641			4.c
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCONB529	3,646,604			4.d
5.	Trading assets (from Schedule RC-D)		RCON3545	29,832			5
6.	Premises and fixed assets (including capitalized leases)		RCON2145	169,621			6
7.	Other real estate owned (from Schedule RC-M)		RCON2150	4,120			7
8.	Investments in unconsolidated subsidiaries and associated companies		RCON2130	0			8
9.	Direct and indirect investments in real estate ventures		RCON3656	0			9
10.	Intangible assets
	a.	Goodwill	RCON3163	39,816			10.a
	b.	Other intangible assets (from Schedule RC-M)	RCON0426	17,838			10.b
11.	Other assets (from Schedule RC-F)		RCON2160	160,640			11.
12.	Total assets (sum of items 1 through 11)		RCON2170	10,694,374			12.

[1]	Includes cash items in process of collection and unposted debts
[2]	Includes time certificates of deposit not held for trading
[3]	Includes all securities resale agreements, regardless of maturity

Schedule RC – Continued

		Dollar Amounts in Thousands		Bil	Mil	Thou
LIABILITIES
13.	Deposits
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	7,826,613			13.a
		(1) Noninterest bearing [1]	RCON6631	1,883,529			13.a.(1)
		(2) Interest-bearing	RCON6636	5,943,084			13.a.(2)
	b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase
	a.	Federal funds purchased [2]	RCONB993	212,181			14.a
	b.	Securities sold under agreements to repurchase [3]	RCONB995	1,847,163			14.b
15.	Trading liabilities (from Schedule RC-D)		RCON3548	0			15
16.	Other borrowed money (includes mortgage indebtedness and obligations under
	capitalized leases) (from Schedule RC-M)		RCON3190	37,349			16
17.	Not applicable
18.	Not applicable
19.	Subordinated notes and debentures [4]		RCON3200	0			19
20.	Other liabilities (from Schedule RC-G)		RCON2930	91,275			20
21.	Total liabilities (sum of items 13 through 20)		RCON2948	10,014,581			21
22.	Not applicable

EQUITY CAPITAL
Bank Equity Capital
23.		Perpetual preferred stock and related surplus	RCON3838	0			23
24.		Common stock	RCON3230	20,254			24
25		Surplus (exclude all surplus related to preferred stock)	RCON3839	183,124			25
26
	a.	Retained earnings	RCON3632	447,193			26.a
	b.	Accumulated other comprehensive income [5]	RCONB530	29,222			26.b
	c.	Other equity capital components [6]	RCONA130	0			26.c
27
	a.	Total bank equity capital (sum of items 23 through 26.c)	RCON3210	679,793			27.a
	b.	Noncontrolling (minority) interests in consolidated subsidiaries	RCON3000	0			27.b
28	Total equity capital (sum of items 27.a and 27.b)		RCONG105	679,793			28
29	Total liabilities and equity capital (sum of items 21 and 28)		RCON3300	10,694,374			29

[1]	Includes total demand deposits and noninterest-bearing time and savings deposits
[2]	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money”
[3]	Includes all securities repurchase agreements, regardless of maturity
[4]	Includes limited-life preferred stock and related surplus
[5]	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments
[6]	Includes treasury stock and unearned Employee Stock Ownership Plan shares

Schedule RC – Continued

Memorandum

To be reported with the March Report of Condition

Number
1.	Indicate in the box at the right the number of the statement below that best describes the cost comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2009
		RCON6724	N/A	M.1

1 =	independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 =	independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm
4 =	Directors’ examination of the bank conducted in accordance with general accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6 =	Review of the bank’s financial statements by external auditors
7 =	Compilation of the bank’s financial statements by external auditors
8 =	Other audit procedures (excluding tax preparation work)
9 =	No external audit work

MM/DD
To be reported with the March Report of Condition
2	Bank’s fiscal year-end date	RCON8678	N/A	M.2.